Exhibit 99.1

KNIGHT TRADING GROUP REPORTS $0.20 GAAP EARNINGS PER SHARE

FOR THIRD QUARTER 2003

Third Quarter 2003 Total Revenues of $182.3 Million Highest Since First Quarter 2001

JERSEY CITY, New Jersey (October 22, 2003) – Knight Trading Group, Inc. (Nasdaq: NITE) today reported GAAP net income of $23.6 million for the third quarter of 2003, or $0.20 per diluted share. For the third quarter of 2002, the company reported a GAAP net loss of $3.4 million, or $0.03 loss per diluted share.

Revenues for the third quarter of 2003 were $182.3 million, compared to $119.5 million for the third quarter of 2002. During the third quarter of 2003, the company’s cash equity and options market-making activities generated net trading revenue and interest of $112.6 million and $34.4 million, respectively, versus $69.3 million and $30.0 million during the third quarter of 2002.

	Q3 2003	Q3 2002
Revenues ($)	182,304,850	119,474,654
Income/(loss) from continuing operations ($)	23,602,552	(1,959,053)
Loss from discontinued operations ($)	0	(1,471,613)
Net income/(loss) ($)	23,602,552	(3,430,666)
Diluted EPS ($)	0.20	(0.03)
U.S. equity trades executed	47,649,565	31,108,203
Average daily U.S. equity trades	744,524	486,066
U.S. equity shares traded *	118,946,863,128	51,528,587,423
U.S. options contracts traded	17,117,045	13,464,822

*	Includes 83.0 billion and 27.6 billion of OTC Bulletin Board and Pink Sheet shares for the third quarter of 2003 and third quarter of 2002, respectively

	YTD 2003	YTD 2002
Revenues ($)	467,980,730	381,422,989
Income/(loss) from continuing operations ($)	30,682,493	(34,849,526)
Loss from discontinued operations ($)	(2,124,297)	(4,803,612)
Net income/(loss) ($)	28,558,196	(39,653,138)
Diluted EPS ($)	0.25	(0.33)
U.S. equity trades executed	128,739,173	89,045,740
Average daily U.S. equity trades	684,783	473,648
U.S. equity shares traded *	269,444,767,958	138,815,221,168
U.S. options contracts traded	46,008,772	36,948,149

*	Includes 170.1 billion and 73.6 billion of OTC Bulletin Board and Pink Sheet shares for the year-to-date 2003 and year-to-date 2002, respectively.

“Knight just reported its best quarterly earnings in more than two years, coming in well above expectations during what are typically the slowest three months of the year for our industry,” said Thomas M. Joyce, Chief Executive Officer and President of Knight Trading Group. “Each of Knight’s businesses operated on a profitable basis for the second consecutive quarter. Higher volume, intra-day volatility and increases in dollar value traded during the quarter made for a positive trading environment for Knight as well as attracted more investors to the market. Finally, Knight made further progress adding new clients while garnering more business from its current roster.”

Domestic Businesses

The company’s domestic businesses earned net income of $23.4 million, led by a strong performance in the cash equity market-making business. For the third quarter of 2002, the net loss from all domestic businesses was $1.0 million.

“Knight continues to introduce fundamental change to our business – for instance, our recent agreement to purchase Donaldson & Co., a leading soft dollar and commission recapture firm,” Mr. Joyce said. “These programs are an integral part of the investment process, and we believe the addition to Knight’s institutional offering is an extension of the company’s strategy to focus all efforts around client needs. Knight always seeks growth opportunities through appropriate investments in new products and services, like soft dollar programs, and in the select hiring of key personnel. To offset the short-term rise in expenses resulting from these initiatives, Knight will continue its internal efforts to drive efficiencies across all businesses.”

The company’s Asset Management business segment generated $13.0 million in asset management fees during the third quarter of 2003, up from $6.1 million in the same period a year ago, reflecting better returns. The asset management business had approximately $1.4 billion and $1.2 billion of assets under management at September 30, 2003 and 2002, respectively. In addition, the company earned $5.3 million during the third quarter of 2003 on its investment in the Deephaven funds.

The company had 870 employees in the U.S. at the end of the third quarter, down from 967 at the end of 2002 and down from 945 at the end of September 2002.

International Businesses

For the third quarter of 2003 (and for the second consecutive quarter), continuing international operations were slightly profitable. For the third quarter of 2002, the net loss from continuing international operations was $2.4 million.

As of September 30, 2003, Knight had 40 employees in Europe. The company had 63 employees in all international operations at the end of 2002, compared to 89 international employees at the end of September 2002.

“While we have two consecutive solid quarters under our belt, Knight has yet to pass the test under unfavorable market conditions,” Mr. Joyce said. “Recent questions around the broad market infrastructure and oversight could make for a potentially choppy trading environment in the fourth quarter. And, while recent economic indicators have been positive, there remains a possibility for investors to become unsettled again in this atmosphere of change. With directionality for the coming months unclear, Knight continues its search to uncover maximum trade efficiency across the breadth and depth of the marketplace – a necessity for both Knight and for our clients, who themselves face challenge and opportunity in the wake of the revived market structure debate.”

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Liquidity and Stock Repurchase Plan

The company had $765.4 million in stockholders’ equity as of September 30, 2003, equivalent to a book value of $6.74 per share. As of September 30, 2003, the company had $276.5 million in cash and cash equivalents and a $192.1 million investment in funds managed by its Deephaven subsidiary.

At its May 12, 2003 meeting, the Board of Directors authorized an additional increase in the size of the repurchase program from $70 million to $95 million. During the third quarter of 2003, the company repurchased 522,900 shares for $5.1 million. To date, the company has repurchased 14,290,200 shares for $74.3 million under the $95 million stock repurchase program. The company cautions that there are no assurances that any further repurchases may actually occur.

Knight Trading Group had approximately 113.6 million shares of common stock outstanding as of September 30, 2003.

Knight is focused on meeting the needs of institutional and broker-dealer clients by providing comprehensive trade execution services in cash equities and options. A leading execution specialist, Knight offers capital commitment and access to a deep pool of liquidity across the depth and breadth of the market as it strives to provide superior client service. Knight also maintains a $1.4 billion asset management business for institutions and high net worth individuals. More information about Knight can be obtained at www.knighttradinggroup.com.

Copies of this earnings release and other information on the company can be obtained via the Internet at the company’s Web site, or by calling the company’s toll-free investor information line at 1-877-INFO-NITE. The company will conduct its third quarter earnings conference call for analysts, investors and the media at 9:00 a.m. (EDT) today, October 22, 2003. The conference call will be Webcast live at 9:00 a.m. (EDT) for all investors and interested parties on Knight’s Web site. In addition, the company will release its volume statistics for September 2003 before the start of trading today on Knight’s Web site.

On Monday, November 10, 2003, Knight will provide a live Webcast of its semi-annual Meeting for Analysts and Institutional Investors. Interested parties can access this event through the company’s Web site at www.knighttradinggroup.com.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission.

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CONTACTS	Margaret Wyrwas	Judy Pirro
	Senior Managing Director,	Vice President,
	Corporate Communications & Investor Relations	Investor & Shareholder Relations
	201-557-6954 or mwyrwas@knighttrading.com	201-356-1548 or jpirro@knighttrading.com

	Kara Fitzsimmons	Catherine Smith
	Vice President,	Assistant Vice President,
	Corporate Communications	Marketing Communications & Public Relations
	201-356-1523 or kfitzsimmons@knighttrading.com	201-557-6992 or csmith@knighttrading.com

[Financial Tables Follow]

KNIGHT TRADING GROUP, INC. CONSOLIDATED STATEMENTS OF OPERATIONS*

	For the three months ended September 30,		For the nine months ended September 30,
	2003	2002	2003	2002
REVENUES
Net trading revenue	$146,915,058	$97,997,221	$367,293,163	$318,785,648
Commissions and fees	14,016,884	9,943,424	40,333,357	31,326,429
Asset management fees	12,994,069	6,053,433	36,985,896	20,121,346
Interest and dividends, net	341,099	1,654,131	3,348,331	4,258,566
Investment income and other	8,037,740	3,826,445	20,019,983	6,931,000

Total revenues	182,304,850	119,474,654	467,980,730	381,422,989

EXPENSES
Employee compensation and benefits	71,799,982	47,450,339	187,258,566	161,988,907
Execution and clearance fees	30,982,099	30,017,218	90,844,269	87,485,368
Payments for order flow	14,528,628	14,514,242	38,942,727	50,557,586
Communications and data processing	7,280,108	8,062,490	24,017,404	27,637,469
Depreciation and amortization	6,656,126	8,772,363	22,166,923	27,429,628
Occupancy and equipment rentals	4,448,483	5,249,974	13,786,410	18,711,117
Professional fees	1,849,530	3,574,148	9,424,937	13,393,664
Business development	1,456,253	1,305,262	5,286,906	5,642,972
International charges	—	—	—	28,395,515
Writedown of assets and lease loss accrual	—	1,395,834	17,412,066	10,456,782
Other	3,548,136	2,897,956	8,259,027	9,493,893

Total expenses	142,549,345	123,239,826	417,399,235	441,192,901

Income/(loss) before income taxes, minority interest and discontinued operations	39,755,505	(3,765,172)	50,581,495	(59,769,912
Income tax expense/(benefit)	16,152,953	(1,806,119)	19,899,002	(19,819,889)

Income/(loss) before minority interest and discontinued operations	23,602,552	(1,959,053)	30,682,493	(39,950,023
Minority interest in losses of consolidated subsidiaries	—	—	—	(5,100,497

Net income/(loss) from continuing operations	23,602,552	(1,959,053)	30,682,493	(34,849,526)

Loss from discontinued operations, net of tax	—	(1,471,613)	(2,124,297)	(4,803,612)

Net income/(loss)	$23,602,552	$(3,430,666)	$28,558,196	$(39,653,138)

Diluted earnings per share from continuing operations	$0.20	$(0.02)	$0.26	$(0.29)

Diluted earnings per share from discontinued operations	$—	$(0.01)	$(0.02)	$(0.04)

Diluted earnings per share	$0.20	$(0.03)	$0.25	$(0.33)

Shares used in computation of diluted earnings per share	117,698,712	118,316,798	115,984,945	121,658,913

*	Certain prior period amounts have been reclassified to conform to the current year presentation.

KNIGHT TRADING GROUP, INC. CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	September 30, 2003	December 31, 2002
ASSETS
Cash and cash equivalents	$276,458,391	$316,722,259
Securities owned, held at clearing brokers, at market value	2,796,635,375	1,984,500,084
Receivable from brokers and dealers	159,380,870	480,203,140
Investment in Deephaven sponsored funds	192,141,442	153,790,799
Fixed assets and leasehold improvements at cost, less accumulated depreciation and amortization	40,556,322	58,066,695
Strategic investments	20,090,332	24,715,110
Intangible assets, less accumulated amortization	32,840,505	34,852,535
Goodwill	17,536,945	17,536,945
Other assets	72,512,465	101,488,739

Total assets	3,608,152,647	3,171,876,306

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Securities sold, not yet purchased, at market value	2,633,328,385	2,254,900,355
Payable to brokers and dealers	70,512,300	35,271,654
Accrued compensation expense	83,069,010	60,525,247
Accounts payable, accrued expenses and other liabilities	55,881,108	52,753,720

Total liabilities	2,842,790,803	2,403,450,976

Minority interest in consolidated subsidiaries	—	12,009,561

Stockholders’ equity
Class A common shares	1,266,026	1,247,053
Additional paid-in-capital	354,039,925	340,211,426
Retained earnings	489,089,850	460,541,000
Treasury stock, at cost	(67,670,368)	(35,423,292)
Unamortized stock-based compensation	(11,363,589)	(6,791,533)
Accumulated other comprehensive income (loss)—foreign currency translation adjustment, net of tax	—	(3,368,885

Total stockholders’ equity	765,361,844	756,415,769

Total liabilities and stockholders’ equity	3,608,152,647	3,171,876,306

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